UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2011

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California 94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Effective June 20, 2011, Depomed, Inc., a California corporation (the “Company”), entered into a Service Agreement (the “Agreement”) with Ventiv Commercial Services, LLC, a New Jersey limited liability company (“Ventiv”), pursuant to which inVentiv Selling Solutions, Ventiv’s outsourced sales business, will provide sales force recruiting, training, deployment and ongoing operational support to the Company to promote Gralise™ (gabapentin), the Company’s once-daily treatment for the management of postherpetic neuralgia.  The Agreement provides for a sales force of 164 full-time sales representatives dedicated to the Company, all of which will be employees of Ventiv.  Members of sales management will be Company employees.

Under the terms of the Agreement, the Company will pay Ventiv an upfront implementation fee and agreed upon fixed monthly fees, which are subject to adjustment based on actual staffing levels.  During the term of the Agreement, a portion of Ventiv’s management fee will be subject to payment by the Company only to the extent that specified performance objectives are met.  The Company will also pay certain pass-through costs of Ventiv incurred in connection with the Agreement.

The Agreement will expire on the second anniversary of the date on which sales representatives hired by Ventiv are deployed (the “Deployment Date”).  The Agreement is subject to early termination under certain circumstances and may be terminated by either party upon advance notice after the first anniversary of the Deployment Date.

Item 8.01 Other Events

On June 20, 2011, the Company filed a lawsuit in the United States District Court for the District of New Jersey against Sun Pharmaceutical Industries Inc., Sun Pharma Global FZE and Sun Pharmaceuticals Industries Ltd. (“Sun”), for infringement of the patents listed in the Orange Book for the Company’s 500 mg and 1000 mg Glumetza® product (metformin hydrochloride extended release tablets).

The lawsuit is in response to an Abbreviated New Drug Application (“ANDA”) filed by Sun with the U.S. Food and Drug Administration (“FDA”) regarding Sun’s intent to market generic versions of 500mg and 1000mg strengths of GLUMETZA prior to the expiration of the five listed U.S. patents (U.S. Patent Nos. 6,340,475; 6,488,962; 6,635,280; 6,723,340 and 7,780,987).  The Company is also asserting U.S. Patent 7,736,667 in the lawsuit.

The Company has commenced the lawsuit within the 45 days required to automatically stay, or bar, the FDA from approving Sun’s ANDA for 30 months or until a district court decision that is adverse to the patents, whichever may occur earlier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: June 24, 2011	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel